Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of our report dated August 4, 2025 with respect to the audited financial statements of New America Acquisition I Corp. (the “Company”) as of June 10, 2025 and for the period from May 28, 2025 (inception) through June 10, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 4, 2025